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                              MAGYAR BANCORP, INC.
                            (a Delaware Corporation)
                             Up to 2,277,000 Shares
                  (Subject to Increase Up to 2,618,550 Shares)

                         COMMON STOCK ($0.01 Par Value)
                       Subscription Price $10.00 Per Share

                                AGENCY AGREEMENT
                                ----------------

                              __________ ____, 2005

Ryan Beck & Co., Inc.
18 Columbia Turnpike
Florham Park, New Jersey 07932

Ladies and Gentlemen:

        Magyar Bancorp, Inc., a Delaware corporation (the "Holding Company") and a wholly-owned subsidiary of Magyar Bancorp, MHC, a New Jersey mutual holding company (the "MHC") and the mid-tier holding company for all of the outstanding capital stock of Magyar Bank, a New Jersey chartered savings bank (the "Bank") (collectively, the "Primary Parties") hereby confirms its agreement with Ryan Beck & Co., Inc. (the "Agent"), as follows:

        1. THE OFFERING. On July 6, 2005, the Boards of Directors of the Holding Company and the MHC adopted a Stock Issuance Plan (the "Plan"), which provides for the offering by the Holding Company of up to 2,277,000 shares (the "Shares") of common stock, par value $0.01 per share (the "Common Stock") (subject to an increase up to 2,277,000 shares), in (i) a subscription offering (the "Subscription Offering"), and, if necessary, (ii) a direct community offering (the "Direct Community Offering") and (iii) a syndicated community offering (the "Syndicated Community Offering"). The Plan also provides that the Holding Company shall contribute up to 91,080 shares of Common Stock (the "Charitable Shares") and $500,000 in cash to a charitable foundation ("Charitable Foundation").

        Upon the completion of the Subscription Offering, Community Offering, and Syndicated Community Offering (collectively, the "Offering"), the purchasers of Shares in the Offerings will own 44.20% of the outstanding Common Stock, the Charitable Foundation will own 1.77% of the outstanding Common Stock, and the MHC will own 54.03% of the outstanding Common Stock. The Holding Company will issue the Shares at a purchase price of $10.00 per share (the "Purchase Price"). If the number of Shares is increased or decreased in accordance with the Plan, the terms "Shares" and "Charitable Shares" shall mean such greater or lesser number, where applicable.

        In the Subscription Offering, non-transferable rights to subscribe for between 1,683,000 and 2,277,000 shares (subject to an increase up to 2,618,550 shares) of the Common Stock ("Subscription Rights") will be granted, in the following order of priority: (1) the Bank's

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depositors with account balances of at least $50.00 as of the close of business on June 30, 2004 ("Eligible Account Holders"); (2) the Bank's tax-qualified employee plans; (3) the Bank's depositors with account balances of at least $50.00 as of the close of business on September 30, 2005 ("Supplemental Eligible Account Holders"); and (4) the Bank's depositors (the "Other Members") with account balances of at least $50.00 on [__________] ("Other Member Record Date"), subject to the priorities and purchase limitations set forth in the Plan. The Holding Company may offer shares of Common Stock for which subscriptions have not been received in the Subscription Offering in the Community Offering to members of the general public, with preference given to natural persons residing in Middlesex and Somerset Counties, New Jersey. Shares may also be reserved in the Community Offering for institutional investors. In the event a Community Offering is held, it may be held at any time during or immediately after the Subscription Offering. Depending on market conditions, shares not subscribed for in the Subscription Offering or purchased in the Community Offering may be offered in the Syndicated Community Offering to selected members of the general public through a syndicate of registered broker-dealers managed by the Agent ("Assisting Brokers") which are members of the National Association of Securities Dealers, Inc. ("NASD").

        It is acknowledged that the number of Shares to be sold in the Offering may be increased or decreased as described in the Prospectus (as hereinafter defined); that the purchase of Shares in the Offering is subject to maximum and minimum purchase limitations as described in the Prospectus; and that the Holding Company may reject, in whole or in part, any subscription received in the Community Offering and Syndicated Community Offering.

        The Holding Company has filed with the U.S. Securities and Exchange Commission (the "Commission") a Registration Statement on Form SB-2 (File No. ____________) in order to register the Shares under the Securities Act of 1933, as amended (the "1933 Act"), and has filed such amendments thereto as have been required to the date hereof (the "Registration Statement"). The prospectus, as amended, included in the Registration Statement at the time it initially became effective is hereinafter called the "Prospectus," except that if any prospectus is filed by the Holding Company pursuant to Rule 424(b) or (c) of the regulations of the Commission under the 1933 Act differing from the prospectus included in the Registration Statement at the time it initially becomes effective, the term "Prospectus" shall refer to the prospectus filed pursuant to Rule 424(b) or (c) from and after the time said prospectus is filed with the Commission and shall include any supplements and amendments thereto from and after their dates of effectiveness or use, respectively.

        Concurrently with the execution of this Agreement, the Company is delivering to the Agent copies of the Prospectus dated [__________] of the Holding Company to be used in the Subscription Offering and Community Offering (if any), and, if necessary, will deliver copies of the Prospectus and any prospectus supplement for use in a Syndicated Community Offering and/or Public Offering, as defined in the Prospectus (as hereinafter defined).

        2. APPOINTMENT OF AGENT. Subject to the terms and conditions of this Agreement, the Primary Parties hereby appoint Agent as their financial advisor and marketing agent to utilize its best efforts to solicit subscriptions for the Shares and to advise and assist the Primary Parties with respect to the sale of the Shares in the Offerings.


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        On the basis of the representations and warranties of the Primary
Parties contained in, and subject to the terms and conditions of, this Agreement the Agent accepts such appointment and agrees to consult with and advise the MHC, the Holding Company and the Bank as to the matters set forth in the letter agreement ("Letter Agreement"), dated June ____, 2005, between the Holding Company and Agent (a copy of which is attached hereto as EXHIBIT A). It is acknowledged by the Primary Parties that the Agent shall not be obligated to purchase any Shares and shall not be obligated to take any action which is inconsistent with any applicable law, regulation, decision or order. Subscriptions for Shares will be offered by means of order forms as described in the Prospectus. Except as provided in the last paragraph of this Section 2, the appointment of the Agent hereunder shall terminate upon consummation of the Offerings.

        If selected broker-dealers are used to assist in the sale of Shares in the Syndicated Community Offering, the Primary Parties hereby, subject to the terms and conditions of this Agreement, appoint the Agent to manage such broker-dealers in the Syndicated Community Offering. On the basis of the representations and warranties of the Primary Parties contained in, and subject to the terms and conditions of, this Agreement, the Agent accepts such appointment and agrees to manage the selling group of broker-dealers in the Syndicated Community Offering.

        The Agent agrees to make available to the Holding Company for a period of [ONE YEAR] following the consummation of the Offering its Strategic Advisory Services ("STARS") program. If the Bank elects to participate in the STARS program, the Agent will meet with the Bank at its request and will render general advice on the financial matters listed in Section 9 of the Letter Agreement (but not including (i) any in-depth merger and acquisition analyses or studies which are available under the Agent's normal fee schedule, or (ii) advice with respect to a specific acquisition transaction by, or sale of, the Bank or the Holding Company). If the Holding Company elects to participate in the STARS program, the Agent will waive the regular retainer fee and hourly charges for the [ONE-YEAR] period. The Holding Company would be required, however, to reimburse the Agent for its reasonable out-of-pocket expenses incurred in conjunction with the performance of these services. Such out-of-pocket expenses include travel, legal and other miscellaneous expenses. The Agent would not be permitted to incur any single expense in excess of [$1,000] pursuant to this paragraph without the prior approval of the Holding Company. If negotiations for a transaction conducted during the [ONE-YEAR] period result in the execution of a definitive agreement and/or consummation of a transaction for which the Agent customarily would be entitled to a fee for its advisory or other investment banking services, the Agent shall receive a contingent advisory fee in accordance with the terms of a separate engagement letter to be entered into with respect to such transaction. Nothing in this Agreement shall require the Holding Company to obtain such financial advisory services from the Agent. After the completion of such [ONE-YEAR] period, if the parties wish to continue the relationship, a fee will be negotiated and an agreement with respect to specific advisory services will be entered into at this time.

        3. REFUND OF PURCHASE PRICE. In the event that the Offering is not consummated for any reason, including but not limited to the inability to sell the Shares during the Offerings (including any permitted extension thereof), this Agreement shall terminate and any persons who have subscribed for any of the Shares shall have refunded to them the full amount which has


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been received from such person, together with interest at the Bank's current passbook savings rate, from the date payment is received to the date said refund is made as provided in the Prospectus. Upon termination of this Agreement, neither the Agent nor the Primary Parties shall have any obligation to the other except that (i) the Primary Parties shall remain liable for any amounts due pursuant to Sections 4, 8, 10 and 11 hereof, unless the transaction is not consummated due to the breach by the Agent of a warranty, representation or covenant; and (ii) the Agent shall remain liable for any amount due pursuant to Sections 10 and 11 hereof, unless the transaction is not consummated due to the breach by the Primary Parties of a warranty, representation or covenant.

        4. FEES. In addition to the expenses specified in Section 8 hereof, as compensation for the Agent's services under this Agreement, the Agent has received or will receive the following fees from the Primary Parties:

                a. An advisory and administrative services fee in the amount of $25,000, which has been paid prior to the date hereof.

                b. A sales fee equal to 1.00% of the aggregate Purchase Price of the Shares sold in the Offering, other than those Shares sold pursuant to subparagraph C. below. No fee shall be payable pursuant to this subsection in connection with the sale of Shares to officers, directors, employees or immediate family members of such persons and qualified and non-qualified employee benefit plans of the Holding Company and the Bank.

                c. A fee equal to 1.00% of the aggregate Purchase Price of the Shares sold by the Agent in any Syndicated Community Offering which fee along with the fee payable directly by the Holding Company to assisting brokers other than the Agent will not exceed 6.00% in the aggregate. Assisting Brokers will not be utilized without the prior approval of the Primary Parties, and it is agreed that Agent will manage the Assisting Brokers in the Syndicated Offering.

        In the event that the Company is required to resolicit subscribers for Shares in the Subscription and Community Offering and the Agent is required to provide significant additional services in connection with such a resolicitation, the Primary Parties and the Agent shall mutually agree to the dollar amount of additional fees due to the Agent, if any. Until any agreement called for by this paragraph is reached, the Agent shall not accrue expenses relating to any resolicitation in an amount that would cause the total expenses incurred by the Agent to be greater than as set forth in Section 8 hereof without the prior written consent of the Company or the Bank, which consent shall not be unreasonably withheld.

        If this Agreement is terminated in accordance with the provisions of Sections 3, 9, or 13, the Agent shall not be entitled to receive the fee set forth in Sections 4(a)-(c), but the Agent will retain the advisory and administrative services fee of $25,000 and the Primary Parties will reimburse the Agent for its reasonable expenses pursuant to Section 8, including without limitation communication (telephone and document delivery charges), legal and travel expenses, subject to the limitations set forth in Section 8 hereof.


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        5.      CLOSING. If the minimum number of Shares required to be sold in the Offering on the basis of the most recently updated Appraisal (as defined in Section 6(g)) are subscribed for at or before the termination of the Offerings, and the other conditions to the completion of the Offering are satisfied, the Holding Company agrees to issue the Shares on the Closing Date (as hereinafter defined) against payment therefore by the means authorized by the Plan and to deliver certificates evidencing ownership of the Shares in such authorized denominations and registered in such names as may be indicated on the subscription order forms directly to the purchasers thereof as promptly as practicable after the Closing Date. The Closing shall be held at the offices of special counsel to the Primary Parties, or at such other place as shall be agreed upon among the Primary Parties and the Agent, at 10:00 a.m., Eastern Standard Time, on the business day selected by the Holding Company which business day shall be no less than two business days following the giving of prior notice by the Holding Company to the Agent or at such other time as shall be agreed upon by the Primary Parties and the Agent. At the Closing, the Primary Parties shall deliver to the Agent by wire transfer in same-day funds the commissions, fees and expenses owing as set forth in Sections 4 and 8 hereof and the opinions required hereby and other documents deemed reasonably necessary by the Agent shall be executed and delivered to effect the sale of the Shares as contemplated hereby and pursuant to the terms of the Prospectus. The Holding Company shall notify the Agent when funds shall have been received for the minimum number of shares of the Common Stock. The hour and date upon which the Holding Company shall release the Shares for delivery in accordance with the terms hereof is referred to herein as the "Closing Date."

        The Agent shall advise the Holding Company (or its agent) as to the allocation of Shares should the final allocation not strictly correspond to the subscriptions received. The Agent shall have no liability to any party for the records or other information provided by the Holding Company (or its agent) to the Agent for use in allocating the Shares. Subject to the limitations of
Section 10 hereof, the Holding Company shall indemnify and hold harmless the Agent for any liability arising out of the allocation of the Shares in accordance with (i) the Plan generally, and (ii) the records or other information provided to the Agent by the Holding Company (or its agent).

        6. REPRESENTATIONS AND WARRANTIES OF THE PRIMARY PARTIES. The Company represents and warrants to the Agent that, except as disclosed in the
Prospectus:

                (a) The Bank, the MHC and the Holding Company have all such power, authority, authorizations, approvals and orders as may be required to enter into this Agreement, to carry out the provisions and conditions hereof and to issue and sell the Shares as provided herein and as described in the Prospectus, subject to the various limitations and required approvals described therein. Subject to the receipt of regulatory approval, the consummation of the Offering, the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated have been duly and validly authorized by all necessary corporate action on the part of the MHC and the Holding Company and will be so authorized by the Bank as of the Closing Date. This Agreement has been validly executed and delivered by the Holding Company, the MHC and the Bank, and is a valid, legal and binding obligation of the Holding Company, enforceable in accordance with its terms, except to the extent, if any, that the


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provisions of Sections 10 and 11 hereof may be unenforceable as against public policy, and except to the extent that such enforceability may be limited by bankruptcy laws, insolvency laws, or other laws affecting the enforcement of creditors' rights generally, or the rights of creditors of savings institutions insured by the FDIC (including the laws relating to the rights of the contracting parties to equitable remedies).

                (b) The Registration Statement was declared effective by the Commission on _________ ___, 2005; and no stop order has been issued with respect thereto and no proceedings therefore have been initiated or, to the best knowledge of the Primary Parties, threatened by the Commission. At the time the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), became effective, the Registration Statement complied as to form in all material respects with the 1933 Act and the regulations promulgated thereunder and the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), any Blue Sky Application or any Sales Information (as such terms are defined in Section 10 hereof) authorized by the Primary Parties for use in connection with the Offerings did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and at the time any Rule 424(b) or (c) Prospectus was filed with the Commission and at the Closing Date referred to in Section 5, the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), and any Blue Sky Application or any Sales Information authorized by the Primary Parties for use in connection with the Offerings will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 6(c) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Primary Parties by the Agent expressly regarding the Agent for use under the captions "Market for the Common Stock" and "The Offering-Plan of Distribution and Marketing Arrangements" or written statements or omissions from any sales information or information filed pursuant to state securities or blue sky laws or regulations regarding the Agent.

                (c) No order has been issued by the Commission or any state regulatory authority preventing or suspending the use of the Prospectus and no action by or before any such government entity to revoke any approval, authorization or order of effectiveness related to the Offering is pending or, to the best knowledge of the Primary Parties, threatened.

                (d) The Plan has been duly adopted by the Board of Directors of the Holding Company.

                (e) FinPro, Inc., which prepared the appraisal of the aggregate pro forma market value of the Holding Company and the Bank on which the Offerings were based (the "Appraisal"), has advised the Primary Parties in writing that it is independent with respect to each of the Primary Parties.

                (f) Grant Thornton, LLP, which certified the financial statements filed as part of the Registration Statement, has advised the Primary Parties that it is, with respect to each of


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the Primary Parties, an independent certified public accountant within the meaning of the 1933 Act and the regulations promulgated thereunder.

                (g) The financial statements and the notes thereto which are included in the Registration Statement and which are a part of the Prospectus present fairly the financial condition and retained earnings of the Holding Company as of the dates indicated and the results of operations and cash flows for the periods specified. The financial statements comply in all material respects with the applicable accounting requirements of Regulation S-X of the Commission and accounting principles generally accepted in the United States of America ("GAAP") applied on a consistent basis during the periods presented except as otherwise noted therein, and present fairly in all material respects the information required to be stated therein. The other financial, statistical and pro forma information and related notes included in the Prospectus present fairly the information shown therein on a basis consistent with the audited and unaudited financial statements included in the Prospectus, and as to the pro forma adjustments, the adjustments made therein have been properly applied on the basis described therein.

                (h) Since the respective dates as of which information is given in the Registration Statement, including the Prospectus, other than as disclosed therein: (i) there has not been any material adverse change in the financial condition or in the earnings, capital, properties or business affairs of any of the Primary Parties or of the Primary Parties considered as one enterprise, whether or not arising in the ordinary course of business; (ii) there has not been any change in total assets of the Holding Company in an amount greater than $2,000,000, any material increase in the aggregate amount of loans past due ninety (90) days or more, or any real estate acquired by foreclosure or loans characterized as "in substance foreclosure"; nor has the Holding Company issued any securities or incurred any liability or obligation for borrowings other than in the ordinary course of business; and (iii) there have not been any material transactions entered into by any of the Primary Parties, other than those in the ordinary course of business. The capitalization, liabilities, assets, properties and business of the Primary Parties conform in all material respects to the descriptions thereof contained in the Prospectus and none of the Primary Parties has any material liabilities of any kind, contingent or otherwise, except as disclosed in Registration Statement or the Prospectus.

                (i) The Holding Company is a corporation duly organized and in good standing under the laws of the State of Delaware, with corporate authority to own its properties and to conduct its business as described in the Prospectus, and is qualified to transact business and in good standing in each jurisdiction in which the conduct of business requires such qualification unless the failure to qualify in one or more of such jurisdictions would not have a material adverse effect on the financial condition, earnings, capital, properties or business affairs of the Primary Parties. The Holding Company has obtained all licenses, permits and other governmental authorizations required for the conduct of its business, except those that individually or in the aggregate would not materially adversely affect the financial condition, earnings, capital, assets, properties or business of the Primary Parties taken as a whole; and all such licenses, permits and governmental authorizations are in full force and effect, and the Holding Company is in compliance therewith in all material respects.


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                (j)     The MHC is duly organized and is validly existing as a
New Jersey chartered mutual holding company under the laws of the United States, duly authorized to conduct its business and own its property as described in the Registration Statement and the Prospectus; the MHC has obtained all licenses, permits and other governmental authorizations required for the conduct of its business except those that individually or in the aggregate would not materially adversely affect the financial condition, earnings, capital, assets or properties of the Primary Parties taken as a whole; all such licenses, permits and governmental authorizations are in full force and effect and the MHC is in compliance therewith in all material respects; the MHC is duly qualified as a foreign corporation to transact business in each jurisdiction in which the failure to be so qualified in one or more of such jurisdictions would have a material adverse effect on the financial condition, earnings, capital, assets, properties or business of the Primary Parties.

                (k) The MHC does not own any equity securities or any equity interest in any business enterprise except as described in the Prospectus.

                (l) The MHC is not authorized to issue any shares of capital stock.

                (m) The Bank is a duly organized and validly existing New Jersey chartered savings bank in stock form, duly authorized to conduct its business as described in the Prospectus; the Bank has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business except those that individually or in the aggregate would not materially adversely affect the financial condition of the Primary Parties taken as a whole; all such licenses, permits and other governmental authorizations are in full force and effect and the Bank is in good standing under the laws of the State of New Jersey; all of the issued and outstanding capital stock of the Bank is duly and validly issued and fully paid and nonassessable; and the Holding Company directly owns all of such capital stock free and clear of any mortgage, pledge, lien, encumbrance, claim or restriction. The Bank does not own equity securities or any equity interest in any other business enterprise except as otherwise described in the Prospectus.

                (n) The Bank is a member of the Federal Home Loan Bank of New York ("FHLB of New York"); the deposit accounts of the Bank are insured by the FDIC up to applicable limits.

                (o)     [Reserved].

                (p) Upon consummation of the Offering, the authorized, issued and outstanding equity capital of the Holding Company will be within the range set forth in the Prospectus under the caption "Capitalization" and, except for the shares of Common Stock held by the MHC, no shares of Common Stock have been or will be issued and outstanding prior to the Closing Date; and the shares of Common Stock to be subscribed for in the Offering have been duly and validly authorized for issuance and, when issued and delivered by the Holding Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and the Prospectus, will be duly and validly issued and fully paid and nonassessable; the issuance of the Shares is not subject to preemptive rights, except for the Subscription Rights


                                       8
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granted pursuant to the Plan; the shares of Common Stock and $500,000 in cash to be contributed to the Charitable Foundation will be duly and validly authorized for issuance and delivery; and the terms and provisions of the shares of Common Stock will conform in all material respects to the description thereof contained in the Prospectus. Upon issuance of the Shares, good title to the Shares will be transferred from the Holding Company to the purchasers of Shares against payment therefor in the Offering as set forth in the Plan and the Prospectus.

                (q) Neither the Bank, nor the Holding Company nor the MHC is in violation of their respective charter or their respective bylaws, or in material default in the performance or observance of any obligation, agreement, covenant, or condition contained in any contract, lease, loan agreement, indenture or other instrument to which they are a party or by which they, or any of their respective property, may be bound which would result in a material adverse change in the condition (financial or otherwise), earnings, capital, properties or assets. The consummation of the transactions herein contemplated will not (i) conflict with or constitute a breach of, or default under, the charter or bylaws of the Bank, the Holding Company or the MHC, or materially conflict with or constitute a material breach of, or default under, any material contract, lease or other instrument to which any of the Primary Parties has a beneficial interest, or any applicable law, rule, regulation or order that is material to the financial condition of the Holding Company; (ii) violate any authorization, approval, judgment, decree, order, statute, rule or regulation applicable to the Primary Parties except for such violations which would not have a material adverse effect on the financial condition and results of operations of the Holding Company; or (iii) result in the creation of any material lien, charge or encumbrance upon any property of the Primary Parties.

                (r) No material default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a material default on the part of any of the Primary Parties, in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, note, bank loan or credit agreement or any other material instrument or agreement to which any of the Primary Parties is a party or by which any of them or any of their property is bound or affected in any respect which, in any such case, is material to the Primary Parties individually or considered as one enterprise, and such agreements are in full force and effect; and no other party to any such agreements has instituted or, to the best knowledge of the Primary Parties, threatened any action or proceeding wherein any of the Primary Parties is alleged to be in default thereunder under circumstances where such action or proceeding, if determined adversely to any of the Primary Parties, would have a material adverse effect upon the Primary Parties individually or considered as one enterprise.

                (s) The Primary Parties have good and marketable title to all assets which are material to the businesses of the Primary Parties and to those assets described in the Prospectus as owned by them, free and clear of all material liens, charges, encumbrances, restrictions or other claims, except such as are described in the Prospectus or which do not have a material adverse effect on the businesses of the Primary Parties taken as a whole; and all of the leases and subleases which are material to the businesses of the Primary Parties, as described in the Registration Statement or Prospectus, are in full force and effect.


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                (t)     The Primary Parties are not in material violation of any
directive from the FDIC, the Commission or any other agency to make any material change in the method of conducting their respective businesses; the Primary Parties have conducted and are conducting their respective businesses so as to comply in all respects with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of the Commission and the FDIC), except where the failure to so comply would not reasonably be expected to result in any material adverse change in the financial condition, results of operations, capital, properties or business affairs of the Primary Parties considered as one enterprise and there is no charge, investigation, action, suit or proceeding before or by any court, regulatory authority or governmental agency or body pending or, to the best knowledge of any of the Primary Parties, threatened, which would reasonably be expected to materially and adversely affect the Offering, the performance of this Agreement, or the consummation of the transactions contemplated in the Plan as described in the Registration Statement, or which would reasonably be expected to result in any material adverse change in the financial condition results of operations, capital, properties or business affairs of the Primary Parties considered as one enterprise.

                (u) The Primary Parties have received an opinion of their special counsel, Luse Gorman Pomerenk & Schick, P.C., with respect to the federal income tax consequences of the Offering, as described in the Registration Statement and the Prospectus; and the facts and representations upon which such opinion is based are truthful, accurate and complete, and none of the Primary Parties will take any action inconsistent therewith.

                (v) The Holding Company has timely filed or extended all required federal and state tax returns, has paid all taxes that have become due and payable in respect of such returns, except where permitted to be extended, has made adequate reserves for similar future tax liabilities, and no deficiency has been asserted with respect thereto by any taxing authority.

                (w) No approval, authorization, consent or other order of any regulatory or supervisory or other public authority is required for the execution and delivery by the Primary Parties of this Agreement, or the issuance of the Shares, except for the approval of the Commission (which have been received) and any necessary qualification, notification, or registration or exemption under the securities or blue sky laws of the various states in which the Shares are to be offered.

                (x) None of the Primary Parties has: (i) issued any securities within the last 18 months (except for (a) notes to evidence bank loans or other liabilities in the ordinary course of business or as described in the Prospectus, and (b) securities issued in connection with the Bank's reorganization into the mutual holding company structure); (ii) had any dealings with respect to sales of securities within the 12 months prior to the date hereof with any member of the NASD, or any person related to or associated with such member, other than discussions and meetings relating to the Offering and purchases and sales of U.S. government and agency and other securities in the ordinary course of business; (iii) entered into a financial or management consulting agreement except for the Letter Agreement and as contemplated hereunder; or (iv) engaged any intermediary between the Agent and the Primary Parties in connection with the Offering, and no person is being compensated in any manner for such services.

                (aa) Neither the Primary Parties nor, to the best knowledge of the Primary Parties, any employee of the Primary Parties, has made any payment of funds of the Primary Parties as a loan to any person for the purchase of Shares, except for the Holding Company's loan to the ESOP the proceeds of which will be used to purchase Shares, or has made any other payment of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

                (ab) [THE BANK COMPLIES IN ALL MATERIAL RESPECTS WITH THE APPLICABLE FINANCIAL RECORD KEEPING AND REPORTING REQUIREMENTS OF THE CURRENCY AND FOREIGN TRANSACTIONS REPORTING ACT OF 1970, AS AMENDED, AND THE REGULATIONS AND RULES THEREUNDER.]

                (ac) The Primary Parties have not relied upon Agent or its counsel for any legal, tax or accounting advice in connection with the Offering.

                (ad) The records of Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are accurate and complete in all material respects.

                (ae) The Primary Parties comply in all material respects with all laws, rules and regulations relating to environmental protection, and none of them has been notified or is otherwise aware that any of them is potentially liable, or is considered potentially liable, under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any other Federal, state or local environmental laws and regulations; no action, suit, regulatory investigation or other proceeding is pending, or to the knowledge of the Primary Parties, threatened against the Primary Parties relating to environmental protection, nor do the Primary Parties have any reason to believe any such proceedings may be brought against any of them; and no disposal, release or discharge of hazardous or toxic substances, pollutants or contaminants, including petroleum and gas products, as any of such terms may be defined under federal, state or local law, has occurred on, in, at or about any facilities or properties owned or leased by any of the Primary Parties or, to the knowledge of the Holding Company, in which the Holding Company has a security interest.

                (af) All of the loans represented as assets on the most recent financial statements or selected financial information of the Holding Company included in the Prospectus meet or are exempt from all requirements of federal, state and local law pertaining to lending, including, without limitation, truth in lending (including the requirements of Regulations Z and 12 C.F.R. Part 226), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not result in a material adverse effect on the financial condition, results of operations or business of the Primary Parties taken as a whole.

                (ag) None of the Primary Parties are required to be registered as an investment company under the Investment Company Act of 1940.

        Any certificates signed by an officer of any of the Primary Parties and delivered to the Agent or its counsel that refer to this Agreement shall be deemed to be a representation and warranty by the Primary Parties to the Agent as to the matters covered thereby with the same effect as if such representation and warranty were set forth herein.

        SECTION 6.B. REPRESENTATIONS AND WARRANTIES OF THE AGENT. Agent represents and warrants to the Primary Parties that:

                (a) Agent is a corporation and is validly existing in good standing under the laws of the State of New Jersey with full power and authority to provide the services to be furnished to the Primary Parties hereunder.

                (b) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Agent, and this Agreement and is the legal, valid and binding agreement of Agent, enforceable in accordance with its terms except as the legality, validity, binding nature and enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium, conservatorship, receivership or other similar laws relating to or affecting the enforcement of creditors' rights generally, (ii) general equity principles regardless of whether such enforceability is considered in a proceeding in equity or at law, and (iii) the extent, if any, that the provisions of Sections 10 or 11 hereof may be unenforceable as against public policy.

                (c) Each of Agent and its employees, agents and representatives who shall perform any of the services hereunder shall have, and until the Offering is completed or terminated shall maintain all licenses, approvals and permits necessary to perform such services.

                (d) No action, suit, charge or proceeding before the Commission, the NASD, any state securities commission or any court is pending, or to the knowledge of Agent threatened, against Agent which, if determined adversely to Agent, would have a material adverse effect upon the ability of Agent to perform its obligations under this Agreement.

                (e)     Agent is registered as a broker/dealer pursuant to
Section 15(b) of the 1934 Act and is a member of the National Association of Securities Dealers, Inc.

                (f) Any funds received in the Offering by the Agent will be handled by the Agent in accordance with Rule 15c2-4 under the Securities Exchange Act of 1934, as amended (the "1934 Act") to the extent applicable.

        7. COVENANTS OF THE PRIMARY PARTIES. The Company hereby covenants with the Agent as follows:

                (a) The Holding Company will not, at any time after the date the Registration Statement is declared effective, file any amendment or supplement to the Registration Statement without providing the Agent and its counsel an opportunity to review such amendment or file any amendment or supplement to which amendment the Agent or its counsel shall reasonably object.

                (b) The Primary Parties will use their best efforts to cause any post-effective amendment to the Registration Statement to be declared effective by the Commission, and will immediately upon receipt of any information concerning the events listed below notify the Agent (i) when the Registration Statement, as amended, has become effective; (ii) of the receipt of any comments from the Commission or any other governmental entity with respect to the Offering or the transactions contemplated by this Agreement; (iii) of any request by the Commission or any other governmental entity for any amendment or supplement to the Registration Statement or for additional information; (iv) of the issuance by the Commission, or any other governmental agency of any order or other action suspending the Offerings or the use of the Registration Statement or the Prospectus or any other filing of the Primary Parties under applicable law, or the threat of any such action; or (v) of the issuance by the Commission, the FDIC or any state authority of any stop order suspending the effectiveness of the Registration Statement or of the initiation or threat of initiation or threat of any proceedings for that purpose. The Primary Parties will make every reasonable effort to prevent the issuance by the Commission, the FDIC or any state authority of any order referred to in (iv) and (v) above and, if any such order shall at any time be issued, to obtain the lifting thereof at the earliest possible time.

                (c) The Primary Parties will deliver to the Agent and to its counsel conformed copies of the Registration Statement, as originally filed and each amendment thereto. Further, the Primary Parties will deliver such additional copies of the Registration Statement, and each amendment thereto, to counsel to the Agent as may be required for any NASD filings. In addition, the Primary Parties will also deliver to the Agent such number of copies of the Prospectus, as amended or supplemented, as the Agent may reasonably request.

                (d) The Primary Parties will comply in all material respects with any and all terms, conditions, requirements and provisions with respect to the Offering and the transactions contemplated thereby imposed by the Commission, by applicable state law and regulations, and by the 1933 Act, the 1934 Act, and the rules and regulations of the Commission promulgated under such statutes, to be complied with prior to or subsequent to the Closing Date; and when the Prospectus is required to be delivered, the Primary Parties will comply in all material respects, at their own expense, with all material requirements imposed upon them by the Commission, by applicable state law and regulations and by the 1933 Act, the 1934 Act and the rules and regulations of the Commission promulgated under such statutes, in each case as from time to time in force, so far as necessary to permit the continuance of sales or dealing in shares of Common Stock during such period in accordance with the provisions hereof and the Prospectus.

                (e) Each of the Primary Parties will inform the Agent of any event or circumstances of which it is or becomes aware as a result of which the Registration Statement and/or Prospectus, as then supplemented or amended, would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading. If it is necessary, in the reasonable opinion of counsel for the Primary Parties, to amend or supplement the Registration Statement or the Prospectus in order to correct such untrue statement of a material fact or to make the statements therein not misleading in light of the circumstances existing at the time of their use, the Primary Parties will, at their expense, prepare, file with the Commission and furnish to the Agent, a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Registration Statement and the Prospectus (in form and substance reasonably satisfactory to counsel for the Agent after a reasonable time for review) which will amend or supplement the Registration Statement and/or the Prospectus so that as amended or supplemented it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time, not misleading. For the purpose of this subsection, each of the Primary Parties will furnish such information with respect to itself as the Agent may from time to time reasonably request.

                (f) Pursuant to the terms of the Plan, the Holding Company will endeavor in good faith, in cooperation with the Agent, to register or to qualify the Shares for offer and sale or to exempt such Shares from registration and to exempt the Holding Company and its officers, directors and employees from registration as broker-dealers, under the applicable securities laws of the jurisdictions in which the Offering will be conducted; provided, however, that the Holding Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation to do business in any jurisdiction in which it is not so qualified. In each jurisdiction where any of the Shares shall have been registered or qualified as above provided, the Holding Company will make and file such statements and reports in each year as are or may be required by the laws of such jurisdictions.

                (g) The Holding Company will not sell or issue, contract to sell or otherwise dispose of, for a period of 90 days after the date hereof, without the Agent's prior written consent, which consent shall not be unreasonably withheld, any shares of Common Stock other than in connection with any plan or arrangement described in the Prospectus.

                (h) For the period of three years from the date of this Agreement, the Holding Company will furnish to the Agent upon request (i) a copy of each report of the Holding Company furnished to or filed with the Commission under the 1934 Act or any national securities exchange or system on which any class of securities of the Holding Company is listed or quoted, (ii) a copy of each report of the Holding Company mailed to holders of Common Stock or non-confidential report filed with the Commission or any other supervisory or regulatory authority or any national securities exchange or system on which any class of the securities of the Holding Company is listed or quoted, (iii) each press release and material news item and article released by the Holding Company and/or Bank, and (iv) from time-to-time, such other publicly available information concerning the Primary Parties as the Agent may reasonably request.

                (i) The Primary Parties will use the net proceeds from the sale of the Common Stock in the manner set forth in the Prospectus under the caption "How We Intend To Use The Proceeds From The Offering."

                (j) The Holding Company will distribute the Prospectus or other offering materials in connection with the offering and sale of the Common Stock only in accordance with the 1933 Act and the 1934 Act and the rules and regulations promulgated under such statutes, and the laws of any state in which the shares are qualified for sale.

                (k) Prior to the Closing Date, the Holding Company shall register its Common Stock under Section 12(g) of the 1934 Act, as amended, and will request that such registration statement be effective upon completion of the Offering. The Holding Company shall maintain the effectiveness of such registration for not less than three years.

                (l) For so long as the Common Stock is registered under the 1934 Act, the Holding Company will furnish to its stockholders after the end of each fiscal year, in the time periods prescribed by applicable law and regulations, such reports and other information as are required to be furnished to its stockholders under the 1934 Act (including consolidated financial statements of the Holding Company and its subsidiaries, certified by independent public accountants).

                (m) The Holding Company will report the use of proceeds of the Offering in accordance with Rule 463 under the 1933 Act.

                (n) The Primary Parties will maintain appropriate arrangements for depositing all funds received from persons mailing subscriptions for or orders to purchase Shares on an interest bearing basis at the rate described in the Prospectus until the Closing Date and satisfaction of all conditions precedent to the release of the Holding Company's obligation to refund payments received from persons subscribing for or ordering Shares in the Offerings, in accordance with the Plan as described in the Prospectus, or until refunds of such funds have been made to the persons entitled thereto or withdrawal authorizations canceled in accordance with the Plan and as described in the Prospectus. The Primary Parties will maintain, together with the Agent, such records of all funds received to permit the funds of each subscriber to be separately insured by the FDIC (to the maximum extent allowable) and to enable the Primary Parties to make the appropriate refunds of such funds in the event that such refunds are required to be made in accordance with the Plan and as described in the Prospectus.

                (o) The Primary Parties will take such actions and furnish such information as are reasonably requested by the Agent in order for the Agent to ensure compliance with Rule 2790 of the National Association of Securities Dealers, Inc. ("NASD").

                (p) The Primary Parties will conduct their businesses in compliance in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives and orders including, all decisions, directives and orders of the Commission and the FDIC.

                (q) The Holding Company and the Bank shall comply with any and all terms, conditions, requirements and provisions with respect to the Offering and the transactions contemplated thereby imposed by the Commission, the 1933 Act, the Regulations, the Exchange Act and the regulations promulgated by the Commission pursuant to the Exchange Act to be complied with subsequent to the Closing Date. The Company will comply with all provisions of all undertakings contained in the Registration Statement.

                (r) The Primary Parties will not amend the Plan without notifying the Agent prior thereto.

                (t) The Holding Company shall provide the Agent with any information necessary to carry out the allocation of the Shares in the event of an oversubscription, and such information shall be accurate and reliable in all material respects.

                (u) The Holding Company will not deliver the Shares until the Primary Parties have satisfied or caused to be satisfied each condition set forth in Section 9 hereof, unless such condition is waived in writing by the Agent.

                (v) Immediately upon completion of the sale by the Holding Company of the Shares contemplated by the Plan and the Prospectus, (i) the MHC shall own at all times more than 50% of the issued and outstanding shares of Common Stock, (ii) all of the issued and outstanding shares of capital stock of the Bank shall be owned by the Holding Company, (iii) the Holding Company shall have no direct subsidiaries other than the Bank, and (iv) the Offering shall have been effected in accordance with all applicable statutes, regulations, decisions and orders; and all terms, conditions, requirements and provisions with respect to the Offering (except those that are conditions subsequent) imposed by the Commission or any other governmental agency, if any, shall have been complied with by the Primary Parties in all material respects or appropriate waivers shall have been obtained and all notice and waiting periods shall have been satisfied, waived or elapsed.

                (w) On or before the Closing Date, the Primary Parties will have completed all conditions precedent to the Offering specified in the Plan and the offer and sale of the Shares will have been conducted in all material respects in accordance with the Plan and with all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Offering imposed upon any of the Primary Parties by the Commission or any other regulatory authority and in the manner described in the Prospectus.

        8. PAYMENT OF EXPENSES. Whether or not the Offering is completed or is consummated, the Primary Parties will pay for all expenses incident to the performance of this Agreement, including without limitation: (a) the preparation, printing, filing, delivery and shipment of the Registration Statement, including the Prospectus, and all amendments and supplements thereto;
(b) all filing fees and expenses in connection with the qualification or registration of the Shares for offer and sale by the Holding Company under the securities or "blue sky" laws, including without limitation filing fees, reasonable legal fees and disbursements of counsel in connection therewith, and in connection with the preparation of a blue sky law survey; (c) the filing fees of the NASD; (d) fees and expenses related to the preparation of the independent appraisal; and (e) the reasonable expenses of the Agent. Notwithstanding the foregoing, the Primary Parties shall not be required to reimburse Agent for more than $55,000 in legal fees (other than such fees as shall be related to "blue sky" matters) and out-of-pocket expenses, except in the event of any material delay in the Offering that would require an update of the financial information contained in the Registration Statement, as amended or supplemented, to reflect a period later than that set forth in the financial statements included in the original Registration Statement. Not later than two days prior to the Closing Date, the Agent will provide the Bank with a detailed accounting of all reimbursable expenses to be paid at the Closing.

        9. CONDITIONS TO THE AGENT'S OBLIGATIONS. The obligations of the Agent hereunder and the occurrence of the Closing and the Offering are subject to the condition that all representations and warranties and other statements of the Primary Parties herein contained are, at and as of the commencement of the Offering and at and as of the Closing Date, true and correct, the condition that the Primary Parties shall have performed all of their obligations hereunder to be performed on or before such dates and to the following further conditions:

                (a) The Registration Statement shall have been declared effective by the Commission and no stop order or other action suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefore initiated or, to any of the Primary Parties' best knowledge, threatened by the Commission or any state authority and no order or other action suspending the authorization for use of the Prospectus or the consummation of the Offering shall have been issued or proceedings therefore initiated or, to any of the Primary Parties' best knowledge, threatened by the Commission or any other governmental body.

                (b)     At the Closing Date, the Agent shall have received:

                        (1) The favorable opinion, dated as of the Closing Date, of Luse Gorman Pomerenk & Schick, P.C., and/or local counsel acceptable to the Agent in form and substance satisfactory to counsel for the Agent to the effect that:

                                (i)     The Holding Company is a corporation
duly organized and validly existing under the laws of the State of Delaware, with corporate power and authority to own its properties and to conduct its business as described in the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business requires such qualification and in which the failure to qualify would have a material adverse effect on the financial condition, earnings, capital, properties or business affairs of the Primary Parties.

                                (ii)    The Bank is a duly organized and validly
existing New Jersey chartered savings bank with full power and authority to own its properties and to conduct its business as described in the Prospectus and to enter into this Agreement and perform its obligations hereunder.

                                (iii)   The activities of the Bank described in
the Prospectus are permitted under New Jersey law to a New Jersey chartered savings bank. To the best of such counsel's knowledge, each of the Holding Company and the Bank has obtained all licenses, permits, and other governmental authorizations that are material for the conduct of its business, all such licenses, permits and other governmental authorization are in full force and effect, and the Holding Company and the Bank are complying therewith in all material respects.

                                (iv)    The Bank is a member of the FHLB of New
York and the Bank is an insured depository institution under the provisions of the Federal Deposit Insurance

Act, as amended, and to such counsel's knowledge no proceedings for the termination or revocation of such insurance are pending or threatened.

                                (v)     The MHC is duly organized and validly
existing as a federally chartered mutual holding company, duly authorized to conduct its business and own its properties as described in the Registration Statement and Prospectus.

                                (vi)    Upon consummation of the Offering, (a)
the authorized, issued and outstanding capital stock of the Holding Company will be within the range set forth in the Prospectus under the caption "Capitalization," and no shares of Common Stock have been or will be issued and outstanding prior to the Closing Date (except for the shares issued upon the Bank's reorganization into the mutual holding company form of organization); (b) the shares of Common Stock of the Holding Company issued to the MHC will have been duly and validly authorized for issuance and will be fully paid and nonassessable; (c) the shares of Common Stock of the Holding Company to be subscribed for in the Offering will have been duly and validly authorized for issuance, and when issued and delivered by the Holding Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan, will be fully paid and nonassessable; (d) the issuance of the shares of Common Stock is not subject to preemptive rights under the charter or bylaws of any of the Primary Parties, or arising or outstanding by operation of law or, to the best knowledge of such counsel, under any contract, indenture, agreement, instrument or other document, except for the subscription rights under the Plan; and (e) the shares of Common Stock of the Holding Company and $500,000 in cash to be contributed to the Charitable Foundation will have been duly and validly authorized for issuance and delivery.

                                (vii)   The execution and delivery of this
Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Primary Parties; and this Agreement constitutes a valid, legal and binding obligation of each of the Primary Parties, enforceable in accordance with its terms, except to the extent that the provisions of Sections 10 and 11 hereof may be unenforceable as against public policy, and except to the extent that such enforceability may be limited by bankruptcy laws, insolvency laws, or other laws affecting the enforcement of creditors' rights generally, or the rights of creditors of savings institutions insured by the FDIC (including the laws relating to the rights of the contracting parties to equitable remedies).

                                (viii)  The Plan has been duly adopted by the
board of directors of the Holding Company.

                                (ix)    The Registration Statement has become
effective under the 1933 Act, no stop order suspending the effectiveness of the Registration Statement has been issued, and, to such counsel's knowledge, no proceedings for that purpose have been instituted or threatened.

                                (x)     The material tax consequences of the
Offering are set forth in the Prospectus under the caption "Summary - Tax Consequences of the Offering." The information in the Prospectus under the caption "Summary - Tax Consequences of the Offering" has been reviewed by such counsel and fairly describes such opinion rendered by such counsel to the Primary Parties with respect to such matters.

                                (xi)    The terms and provisions of the shares
of Common Stock conform to the description thereof contained in the Registration Statement and the Prospectus, and the forms of certificates proposed to be used to evidence the shares of Common Stock are in due and proper form.

                                (xii)   At the time that the Registration
Statement became effective the Registration Statement, including the Prospectus contained therein (as amended or supplemented) (other than the financial statements, notes to financial statements, financial tables or other financial and statistical data included therein and the appraisal valuation as to which counsel need express no opinion), complied as to form in all material respects with the requirements of the 1933 Act and the rules and regulations promulgated thereunder.

                                (xiii)  To such counsel's knowledge, there are
no legal or governmental proceedings pending, or threatened (i) asserting the invalidity of this Agreement or (ii) seeking to prevent the Offering or the offer, sale or issuance of the Shares.

                                (xiv)   The information in the Prospectus under
the captions "Supervision and Regulation," "Federal and State Taxation," "Restrictions on the Acquisition of Magyar Bancorp, Inc. and Magyar Bank," "Description of Capital Stock of Magyar Bancorp, Inc.," and "The Reorganization and the Stock Offering," to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by such counsel and is accurate in all material respects (except as to the financial statements and other financial data included therein as to which such counsel need express no opinion).

                                (xv)    None of the Primary Parties are required
to be registered as an investment company under the Investment Company Act of 1940.

                                (xvi)   None of the Primary Parties is in
violation of its charter or its bylaws or, to such counsel's knowledge, any material obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument filed as an exhibit to, or incorporated by reference in, the Registration Statement, which violation would have a material adverse effect on the financial condition of the Primary Parties considered as one enterprise, or on the earnings, capital, properties or business affairs of the Primary Parties considered as one enterprise. In addition, the execution and delivery of and performance under this Agreement by the Primary Parties, the incurrence of the obligations set forth herein and the consummation of the transactions contemplated herein will not result in any material violation of the provisions of the charter or the bylaws of any of the Primary Parties or any material violation of any applicable law, act, regulation, or to such counsel's knowledge, order or court order, writ, injunction or decree.

        The opinion may be limited to matters governed by the laws of the United States and the State of New Jersey. In rendering such opinion regarding New Jersey law, such counsel may rely on local counsel reasonably acceptable to the Agent and its counsel. In addition, in rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the United States, to the extent such counsel deems proper and specified in such opinion, upon the opinion of other counsel of good standing, as long as such other opinion indicates that the Agent may rely on the opinion, and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Primary Parties and public officials, provided copies of any such opinion(s) or certificates of public officials are delivered to Agent together with the opinion to be rendered hereunder by special counsel to the Primary Parties. The opinion of such counsel for the Primary Parties shall state that it has no reason to believe that the Agent is not justified in relying thereon.

                        (2) The letter of Luse Gorman Pomerenk & Schick, P.C. in form and substance to the effect that during the preparation of the Registration Statement and the Prospectus, Luse Gorman Pomerenk & Schick, P.C. participated in conferences with certain officers of and other representatives of the Primary Parties, counsel to the Agent, representatives of the independent public accounting firm for the Primary Parties and representatives of the Agent at which the contents of the Registration Statement and the Prospectus and related matters were discussed and has considered the matters required to be stated therein and the statements contained therein and, although (without limiting the opinions provided pursuant to Section 9(b)(1)) Luse Gorman Pomerenk & Schick, P.C. has not independently verified the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus, on the basis of the foregoing, nothing has come to the attention of Luse Gorman Pomerenk & Schick, P.C. that caused Luse Gorman Pomerenk & Schick, P.C. to believe that the Registration Statement at the time it was declared effective by the Commission and as of the date of such letter, contained or contains any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that counsel need express no comment or opinion with respect to the financial statements, schedules and other financial and statistical data included, or statistical or appraisal methodology employed, in the Registration Statement or Prospectus).

                        (3) The favorable opinion, dated as of the Closing Date, of McCarter & English, LLP, counsel for the Agent, with respect to such matters as the Agent may reasonably require; such opinion may rely, as to matters of fact, upon certificates of officers and directors of the Primary Parties delivered pursuant hereto or as such counsel may reasonably request and upon the opinion of Luse Gorman Pomerenk & Schick, P.C.

                (c) Concurrently with the execution of this Agreement, the Agent shall receive a letter from (i) Grant Thornton, LLP, dated the date hereof and addressed to the Agent, such letter confirming that Grant Thornton, LLP is a firm of independent public accountants within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants, the 1933 Act and the regulations promulgated thereunder, and no information concerning its relationship with or interests in the Primary Parties is required by Item 13 of the Registration Statement, and stating in effect that in Grant Thornton, LLP's opinion the financial statements of the Holding Company included in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the

1934 Act and the related published rules and regulations of the Commission thereunder and generally accepted accounting principles consistently applied;
(ii) stating in effect that, on the basis of certain agreed upon procedures (but not an audit examination in accordance with generally accepted auditing standards) consisting of a reading of the minutes of the meetings of the Board of Directors of the Primary Parties, the Audit Committee of the Holding Company, a review of the unaudited interim financial information as of and for the interim period ending June 30, 2005 and September 30, 2005, which with respect to the period ending June 30, 2005, shall be in accordance with Statement on Auditing Standards No. 100, and consultations with officers of the Holding Company responsible for financial and accounting matters, nothing came to their attention which caused them to believe that: (A) such unaudited financial statements and financial information included in the section titled "Recent Developments" are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Prospectus; or (B) during the period from the date of the Recent Developments information included in the Prospectus to a date not more than three business days prior to the date of the Prospectus there was any increase in non-performing loans, special mention loans, borrowings (defined as advances from the FHLB of New York, securities sold under agreements to repurchase and any other form of debt other than deposits) of the Holding Company or decrease in assets, deposits, loan losses allowances or retained earnings of the Holding Company or there was any decrease in net income, noninterest income, tax expense or net interest income of the Holding Company or any increase in noninterest expense for the number of full months commencing immediately after the Recent Developments period and ended on the last month-end prior to the date of the Prospectus as compared to the corresponding period in the preceding year, which was material to the financial position or results of operations of the Primary Parties; and (iii) stating that, in addition to the audit examination referred to in its opinion included in the Prospectus and the performance of the procedures referred to in clause (ii) of this subsection (c), they have compared with the general accounting records of the Holding Company, which are subject to the internal controls of the accounting system of the Holding Company and other data prepared by the Primary Parties directly from such accounting records, to the extent specified in such letter, such amounts and/or percentages set forth in the Prospectus as the Agent may reasonably request, and they have found such amounts and percentages to be in agreement therewith (subject to rounding).

                (d) At the Closing Date, the Agent shall receive a letter from Grant Thornton, LLP dated the Closing Date, addressed to the Agent, confirming the statements made by its letter delivered by it pursuant to subsection (c) of this Section 9, the "specified date" referred to in clause
(ii)(B) thereof to be a date specified in such letter, which shall not be more than three business days prior to the Closing Date.

                (e) At the Closing Date, counsel to the Agent shall have been furnished with such documents and opinions as counsel for the Agent may require for the purpose of enabling them to advise the Agent with respect to the issuance and sale of the Common Stock as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations and warranties, or the fulfillment of any of the conditions herein contained.

                (f) At the Closing Date, the Agent shall receive a certificate of the Chief Executive Officer and Chief Financial Officer of each of the Primary Parties, dated the Closing

Date, without personal liability to the effect that: (i) they have examined the Prospectus and at the time the Prospectus became authorized for final use, the Prospectus did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) there has not been, since the respective dates as of which information is given in the Prospectus, any material adverse change in the financial condition or in the earnings, capital, properties, business prospects or business affairs of the Primary Parties, considered as one enterprise, whether or not arising in the ordinary course of business; (iii) the representations and warranties contained in Section 6 of this Agreement are true and correct with the same force and effect as though made at and as of the Closing Date; (iv) each of the Primary Parties has complied in all material respects with all material agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date including the conditions contained in this Section 9; (v) no stop order has been issued or, to the best of their knowledge, is threatened, by the Commission or any other governmental body; (vi) no order suspending the Offering, the acquisition by the MHC of shares of the Common Stock or the effectiveness of the Registration Statement has been issued and to the best of their knowledge, no proceedings for any such purpose have been initiated or threatened by the Commission, or any other federal or state authority; (vii) to the best of their knowledge, no person has sought to obtain regulatory or judicial review to enjoin the Offering.

                (g) At the Closing Date, the Agent shall receive a letter from FinPro, Inc., dated as of the Closing Date, (i) confirming that said firm is independent of the Primary Parties and is experienced and expert in the area of corporate appraisals, (ii) stating that its opinion of the aggregate pro forma market value of the Primary Parties, as converted, expressed in the Appraisal as most recently updated, remains in effect.

                (h) None of the Primary Parties shall have sustained, since the date of the latest audited financial statements included in the Registration Statement and Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Registration Statement and the Prospectus, and since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any material change, or any development involving a prospective material change in, or affecting the general affairs of, management, financial position, retained earnings, long-term debt, stockholders' equity or results of operations of any of the Primary Parties, otherwise than as set forth or contemplated in the Registration Statement and the Prospectus, the effect of which, in any such case described above, is in the Agent's reasonable judgment sufficiently material and adverse as to make it impracticable or inadvisable to proceed with the Offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

                (i) Prior to and at the Closing Date: (i) in the reasonable opinion of the Agent there shall have been no material adverse change in the financial condition or in the earnings, capital, properties of the Primary Parties considered as one enterprise, from and as of the latest dates as of which such condition is set forth in the Prospectus, except as referred to therein; (ii) there shall have been no material transaction entered into by the Primary Parties, independently or considered as one enterprise, from the latest date as of which the financial condition of the Primary Parties is set forth in the Prospectus, other than transactions referred to or contemplated therein; (iii) none of the Primary Parties shall have received from the FDIC any direction (oral or written, other than directions applicable to all federally chartered savings banks) to make any material change in the method of conducting their business with which it has not complied in all material respects (which direction, if any, shall have been disclosed to the Agent) and which would reasonably be expected to have a material and adverse effect on the condition (financial or otherwise) or on the earnings, capital or properties of the Primary Parties considered as one enterprise; (iv) none of the Primary Parties shall have been in default (nor shall an event have occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any agreement or instrument relating to any material outstanding indebtedness; (v) no action, suit or proceeding, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending or, to the knowledge of the Primary Parties, threatened against any of the Primary Parties or affecting any of their properties wherein an unfavorable decision, ruling or finding would reasonably be expected to have a material and adverse effect on the financial condition or on the earnings, capital, properties or business affairs of the Primary Parties, considered as one enterprise; and (vi) the Shares shall have been qualified or registered for offering and sale under the securities or "blue sky" laws of the jurisdictions requested by the Agent.

                (j)     At or prior to the Closing Date, the Agent shall receive
(i) a copy of the order from the Commission declaring the Registration Statement effective, (ii) copies of certificates of existence for each of the Primary Parties, (iii) a certificate from the FDIC evidencing the Bank's insurance of accounts, (iv) a certificate of the FHLB of New York evidencing the Bank's membership therein, and (v) any other documents that Agent shall reasonably request.

                (k) Subsequent to the date hereof, there shall not have occurred any of the following: (i) a suspension or limitation in trading in securities generally on the New York Stock Exchange or American Stock Exchange or in the over-the-counter market, or quotations halted generally on the Nasdaq Stock Market, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required by either of such exchanges or the NASD or by order of the Commission or any other governmental authority other than temporary trading halts (A) imposed as a result of intraday changes in the Dow Jones Industrial Average, (B) lasting no longer than until the regularly scheduled commencement of trading on the next succeeding business-day, and (C) which, when combined with all other such halts occurring during the previous five business days, total less than three; (ii) a general moratorium on the operations of commercial banks or other federally-insured financial institutions or general moratorium on the withdrawal of deposits from commercial banks or other federally-insured financial institutions declared by either federal or state authorities; (iii) the engagement by the United States in hostilities which have resulted in the declaration, on or after the date hereof, of a national emergency or war; or (iv) a material decline in the price of equity or debt securities in the United States financial markets or elsewhere if the effect of any of (i) through (iv) herein, in the Agent's reasonable judgment, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus.

                (l) All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Agent and of counsel for the Agent. Any certificate signed by an officer of the Holding Company or the Bank and delivered to the Agent or to counsel for the Agent shall be deemed a representation and warranty by the Holding Company or the Bank, as the case may be, to the Agent as to the statements made therein. If any condition to the Agent's obligations hereunder to be fulfilled prior to or at the Closing Date is not fulfilled, the Agent may terminate this Agreement (provided that if this Agreement is so terminated but the sale of Shares is nevertheless consummated, the Agent shall be entitled to the compensation provided for in Section 4 hereof) or, if the Agent so elects, may waive any such conditions which have not been fulfilled or may extend the time of their fulfillment.

        10.     INDEMNIFICATION.

                (a) The Primary Parties jointly and severally agree to indemnify and hold harmless the Agent, its officers, directors, agents, attorneys, servants and employees and each person, if any, who controls the Agent within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses, subject to the limitation set forth in the last sentence of paragraph (c) below), joint or several, that the Agent or any of such officers, directors, agents, attorneys, servants, employees and controlling Persons (collectively, the "Related Persons") may suffer or to which the Agent or the Related Persons may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the Agent and any Related Persons upon written demand for any reasonable expenses (including reasonable fees and disbursements of counsel) incurred by the Agent or any Related Persons in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions:
(i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), or any blue sky application or other instrument or document of the Primary Parties or based upon written information supplied by any of the Primary Parties filed in any state or jurisdiction to register or qualify any or all of the Shares under the securities laws thereof (collectively, the "Blue Sky Applications"), or any application or other document, advertisement, or communication ("Sales Information") prepared, made or executed by or on behalf of any of the Primary Parties with its consent or based upon written information furnished by or on behalf of any of the Primary Parties, whether or not filed in any jurisdiction in order to qualify or register the Shares under the securities laws thereof, (ii) arise out of or are based upon the omission or alleged omission to state in any of the foregoing documents or information, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (iii) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), any Blue Sky Applications or Sales Information or other documentation distributed in connection with the Offering; or (iv) result from any claims made with respect to the accuracy, reliability and completeness of the records of

Eligible Account Holders, Supplemental Eligible Account Holders and Other Members or for any denial or reduction of a subscription or order to purchase Common Stock, whether as a result of a properly calculated allocation pursuant to the Plan or otherwise, based upon such records; provided, however, that no indemnification is required under this paragraph (a) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue material statements or alleged untrue material statements in, or material omission or alleged material omission from, the Registration Statement (or any amendment or supplement thereto) or the preliminary or final Prospectus (or any amendment or supplement thereto), the Blue Sky Applications or Sales Information or other documentation distributed in connection with the Offering made in reliance upon and in conformity with written information furnished to the Primary Parties by the Agent or its representatives (including counsel) with respect to the Agent expressly for use in the Registration Statement (or any amendment or supplement thereto) or Prospectus (or any amendment or supplement thereto) under the captions "Market for the Common Stock" and "The Offering-Plan of Distribution and Marketing Arrangements," except for information derived from the Prospectus. Provided further, that the Primary Parties will not be responsible for any loss, liability, claim, damage or expense to the extent they result primarily from material oral misstatements by the Agent to a purchaser of Shares which are not based upon information in the Registration Statement or Prospectus, or from actions taken or omitted to be taken by the Agent in bad faith or from the Agent's gross negligence or willful misconduct, and the Agent agrees to repay to the Primary Parties any amounts advanced to it by the Primary Parties in connection with matters as to which it is found not to be entitled to indemnification hereunder.

                (b) The Agent agrees to indemnify and hold harmless the Primary Parties, their directors and officers, agents, servants and employees and each person, if any, who controls any of the Primary Parties within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses, subject to the limitation set forth in the last sentence of paragraph (c) below), joint or several which they, or any of them, may suffer or to which they, or any of them, may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the Primary Parties and any such persons upon written demand for any reasonable expenses (including fees and disbursements of counsel) incurred by them in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment of supplement thereto) or any Blue Sky Applications or Sales Information or are based upon the omission or alleged omission to state in any of the foregoing documents a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Agent's obligations under this Section 10(b) shall exist only if and only to the extent that such untrue statement or alleged untrue statement was made in, or such material fact or alleged material fact was omitted from, the Registration Statement (or any amendment or supplement thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Primary Parties by the Agent or its representatives (including counsel) expressly for use under the captions "Market for the Common Stock" and "The Reorganization and the Stock Offering --Plan of Distribution and Marketing Arrangements."

                (c) Each indemnified party shall give prompt written notice to each indemnifying party of any action, proceeding, claim (whether commenced or threatened), or suit instituted against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have on account of this Section 10,
Section 11 or otherwise. An indemnifying party may participate at its own expense in the defense of such action. In addition, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume defense of such action with counsel chosen by it and approved by the indemnified parties that are defendants in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them that are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action, proceeding or claim, other than reasonable costs of investigation. In no event shall the indemnifying parties be liable for the fees and expenses of more than one separate firm of attorneys (unless an indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or in addition to those of other indemnified parties) for all indemnified parties in connection with any one action, proceeding or claim or separate but similar or related actions, proceedings or claims in the same jurisdiction arising out of the same general allegations or circumstances. The Holding Company shall be liable for any settlement of any claim against the Agent (or its directors, officers, employees, affiliates or controlling persons), made with the Holding Company's consent, which consent shall not be unreasonably withheld. The Holding Company shall not, without the written consent of the Agent, settle or compromise any claim against it based upon circumstances giving rise to an indemnification claim against the Holding Company hereunder unless such settlement or compromise provides that the Agent and the other indemnified parties shall be unconditionally and irrevocably released from all liability in respect of such claim.

                (d)     The agreements contained in this Section 10 and in
Section 11 hereof and the representations and warranties of the Primary Parties set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Agent or its officers, directors, controlling persons, agents or employees or by or on behalf of any of the Primary Parties or any officers, directors, controlling persons, agents or employees of any of the Primary Parties; (ii) delivery of and payment hereunder for the Shares; or (iii) any termination of this Agreement.

        11.     CONTRIBUTION.

                (a) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 10 is due in accordance with its terms but is found in a final judgment by a court to be unavailable from the Primary Parties or the Agent, the Primary Parties and the Agent shall contribute to the aggregate losses, claims, damages and liabilities of the nature contemplated by such indemnification in such proportion so that (i) the Agent is responsible for that portion represented by the percentage that the fees paid to the Agent pursuant to Section 4 of this Agreement (not including expenses) ("Agent's Fees"), less any portion of Agent's Fees paid by Agent to Assisting Brokers, bear to the total proceeds received by the Primary Parties from the sale of the Shares in the Offerings, net of all expenses of the Offerings except Agent's Fees, and (ii) the Primary Parties shall be responsible for the balance. If, however, the allocation provided above is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 10 above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative fault of the Primary Parties on the one hand and the Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereof), but also the relative benefits received by the Primary Parties on the one hand and the Agent on the other from the Offering, as well as any other relevant equitable considerations. The relative benefits received by the Primary Parties on the one hand and the Agent on the other hand shall be deemed to be in the same proportion as the total proceeds from the Offerings, net of all expenses of the Offerings except Agent's Fees, received by the Primary Parties bear, with respect to the Agent, to the total fees (not including expenses) received by the Agent less the portion of such fees paid by the Agent to Assisting Brokers. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Primary Parties on the one hand or the Agent on the other and the parties relative intent, good faith, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Primary Parties and the Agent agree that it would not be just and equitable if contribution pursuant to this
Section 11 were determined by pro-rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 11. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or action, proceedings or claims in respect thereof) referred to above in this Section 11 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. It is expressly agreed that the Agent shall not be liable for any loss, liability, claim, damage or expense or be required to contribute any amount which in the aggregate exceeds the amount paid (excluding reimbursable expenses) to the Agent under this Agreement less the portion of such fees paid by the Agent to Assisting Brokers. It is understood and agreed that the above-stated limitation on the Agent's liability is essential to the Agent and that the Agent would not have entered into this Agreement if such limitation had not been agreed to by the parties to this Agreement. No person found guilty of any fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation. The duties, obligations and liabilities of the Primary Parties and the Agent under this Section 11 and under Section 10 shall be in addition to any duties, obligations and liabilities which the Primary Parties and the Agent may otherwise have. For purposes of this
Section 11, each of the Agent's and the Primary Parties' officers and directors and each person, if any, who controls the Agent or any of the Primary Parties within the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as the Primary Parties and the Agent. Any party entitled to contribution, promptly after receipt of notice of commencement of any action, suit, claim or proceeding against such party in respect of which a claim for contribution may be made against another party under this Section 11, will notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have hereunder or otherwise than under this Section 11.

        12. REPRESENTATIONS, WARRANTIES AND INDEMNITIES TO SURVIVE DELIVERY. All representations, warranties and indemnities and other statements contained in this Agreement, or contained in certificates of officers of the Primary Parties or the Agent submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of the Agent or its controlling persons, or by or on behalf of the Primary Parties and shall survive the issuance of the Shares, and any legal representative, successor or assign of the Agent, any of the Primary Parties, and any indemnified person shall be entitled to the benefit of the respective agreements, indemnities, warranties and representations.

        13. TERMINATION. Agent may terminate this Agreement by giving the notice indicated below in this Section at any time after this Agreement becomes effective as follows:

                (a) In the event the Holding Company fails to consummate the sale of the minimum number of the Shares by June 30, 2006 in accordance with the provisions of the Plan or as required by applicable law, this Agreement shall terminate upon refund by the Primary Parties to each person who has subscribed for or ordered any of the Shares the full amount which it may have received from such person, together with interest in accordance with Section 3, and no party to this Agreement shall have any obligation to the other hereunder, except as set forth in Sections 3, 4, 8, 10 and 11 hereof.

                (b) If any of the conditions specified in Section 9 shall not have been fulfilled when and as required by this Agreement, or by the Closing Date, or waived in writing by the Agent, this Agreement and all of the Agent's obligations hereunder may be canceled by the Agent by notifying the Bank of such cancellation in writing at any time at or prior to the Closing Date, and any such cancellation shall be without liability of any party to any other party except as otherwise provided in Sections 3, 4, 8, 10 and 11 hereof.

                (c) If Agent elects to terminate this Agreement as provided in this Section, the Bank shall be notified by the Agent as provided in Section 14 hereof.

                (d) If this Agreement is terminated in accordance with the provisions of Sections 3, 9, or 13, the Primary Parties shall pay the Agent the fees earned pursuant to Section 4 and will reimburse the Agent for its reasonable expenses pursuant to Section 8, including without limitation communication (telephone and document delivery charges), legal and travel expenses.

        14. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to Agent shall be directed to Ryan Beck & Co. Inc., 18 Columbia Turnpike, Florham Park, New Jersey 07932,
Attention: Robin Suskind (with a copy to Todd Poland, Esq., McCarter & English, LLP, 100 Mulberry Street, Four Gateway Center, Newark,

New Jersey 07102; notices to the Primary Parties shall be directed to Magyar Bancorp, Inc., 400 Somerset Street, New Brunswick, New Jersey 08903, Attention:
Elizabeth E. Hance (with a copy to Robert Pomerenk, Esq., Luse Gorman Pomerenk & Schick, P.C. 5335 Wisconsin Avenue, N.W., Suite 400, Washington, D.C. 20015).

        15. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Agent and the Primary Parties, and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 10 and 11 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provisions herein contained. It is understood and agreed that this Agreement is the exclusive agreement among the parties, supersedes any prior Agreement among the parties and may not be varied except by a writing signed by all parties.

        16. PARTIAL INVALIDITY. In the event that any term, provision or covenant herein or the application thereof to any circumstances or situation shall be invalid or unenforceable, in whole or in part, the remainder hereof and the application of said term, provision or covenant to any other circumstance or situation shall not be affected thereby, and each term, provision or covenant herein shall be valid and enforceable to the full extent permitted by law.

        17. CONSTRUCTION. This Agreement shall be construed in accordance with the laws of the State of New Jersey.

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between you and us in accordance with its terms.

                                        Very truly yours,

                                        MAGYAR BANCORP, INC.


                                        By:
                                           -------------------------------------
                                           Elizabeth E. Hance
                                           President and Chief Executive Officer



The foregoing Agency Agreement is
hereby confirmed and accepted as of
the date first set and above written.


                                        RYAN BECK & CO., INC.


                                        By:
                                           -------------------------------------
                                           Robin Suskind
                                           Managing Director

                        MASTER SELECTED DEALER AGREEMENT


                               _____________, 2005


Ryan Beck & Co., Inc.
18 Columbia Turnpike
Florham Park, NJ 07932

Ladies and Gentlemen:

        (1) GENERAL. We understand that Ryan Beck & Co., Inc. ("Ryan Beck") is entering into this Agreement with us and other firms who may be offered the right to purchase as principal a portion of securities being distributed to the public. The terms and conditions of this Agreement shall be applicable to any public offering of securities ("Securities") pursuant to a registration statement filed under the Securities Act of 1933 (the "Securities Act") or exempt from registration thereunder (other than a public offering of Securities effected wholly outside the United States of America), wherein Ryan Beck (acting for its own account or for the account of any underwriting or similar group or syndicate) is responsible for managing or otherwise implementing the sale of the Securities to selected dealers ("Selected Dealers") and has informed us that such terms and conditions shall be applicable. Any such offering of Securities to us as a Selected Dealer is hereinafter called an "Offering." In the case of any Offering in which you are acting for the account of any underwriting or similar group or syndicate ("Underwriters"), the terms and conditions of this Agreement shall be for the benefit of, and binding upon, such Underwriters, including, in the case of any Offering in which you are acting with others as representatives of Underwriters, such other representatives. The term "preliminary prospectus" means any preliminary prospectus relating to an Offering of Securities or any preliminary prospectus supplement together with a prospectus relating to an Offering of Securities; the term "Prospectus" means the prospectus, together with the final prospectus supplement, if any, relating to an Offering of Securities, filed pursuant to Rule 424(b) or Rule 424(c) under the Securities Act or any successor or similar rules.

                This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof and supersedes any prior oral or written agreements or understanding between the parties hereto or their predecessors with respect to the subject matter hereof.

        (2) CONDITIONS OF OFFERING, ACCEPTANCE AND PURCHASE. Any Offering will be subject to delivery of the Securities and their acceptance by you and any other Underwriters, may be subject to the approval of all legal matters by counsel and the satisfaction of other conditions, and may be made on the basis of reservation of Securities or an allotment against subscription. You will advise us by telegram, telex, facsimile, e-mail, or other form of written communication ("Written Communication") of the particular method and supplementary terms and conditions (including, without limitation, the information as to prices and offering date referred to in Section 3(c)) of any Offering in which we are invited to participate. To the extent such supplementary terms and conditions are inconsistent with any provision herein, such terms and conditions shall supersede any such provision. Unless otherwise indicated in any such Written Communication, acceptances and other communications by us with respect to any Offering should be sent to Ryan Beck. You may close the subscription books at any time in your sole discretion without notice, and you reserve the right to reject any acceptance in whole or in part. Payment for Securities purchased by us is to be made at such office as you may designate, at the public offering price, or, if you shall so advise us, at such price less the concession to dealers or at the price set forth or indicated in a Written Communication, on such date as you shall determine, on one day's prior notice to us, by wire transfer to a Ryan Beck account, against delivery of certificates or other forms evidencing such Securities. If payment is made for Securities purchased by us at the public offering price, the concession to which we shall be entitled will be paid to us upon termination of the provisions of
Section 3(c) with respect to such Securities.

        Unless we promptly give you written instructions otherwise, if transactions in the Securities may be settled through the facilities of The Depository Trust Company, delivery of Securities purchased by us will be made through such facilities if we are a member, or if we are not a member, settlement may be made through our ordinary correspondent who is a member.

        (3)     REPRESENTATIONS, WARRANTIES, AND AGREEMENTS.

        (a) REGISTERED OFFERINGS. In the case of any Offering of Securities that are registered under the Securities Act ("Registered Offering"), you shall provide us with such number of copies of each preliminary prospectus, the Prospectus and any supplement thereto relating to each Registered Offering as we may reasonably request for the purposes contemplated by the Securities Act and the Securities Exchange Act of 1934 (the "Exchange Act") and the applicable Rules and regulations of the Securities and Exchange Commission thereunder. We represent that we are familiar with Rule 15c2-8 under the Exchange Act relating to the distribution of preliminary and final prospectuses and agree that we will comply therewith. We agree to keep an accurate record of our distribution (including dates, number of copies, and persons to whom sent) of copies of the Prospectus or any preliminary prospectus (or any amendment or supplement to any thereof), and promptly upon request by you, to bring all subsequent changes to the attention of anyone to whom such material shall have been furnished. We agree to furnish to persons who receive a confirmation of sale a copy of the Prospectus filed pursuant to Rule 424(b) or Rule 424(c) under the Securities Act. We agree that in purchasing Securities in a Registered Offering we will rely upon no statements whatsoever, written or oral, other than the statements in the Prospectus delivered to us by you. We will not be authorized by the issuer or other seller of Securities offered pursuant to a Prospectus or by any Underwriter to give any information or to make any representation not contained in the Prospectus in connection with the sale of such Securities.

        (b) OFFERINGS PURSUANT TO OFFERING CIRCULAR. In the case of any Offering of Securities, other than a Registered Offering, which is made pursuant to an offering circular or other document comparable to a prospectus in a Registered Offering, including, without limitation, an Offering of "exempted securities" as defined in Section 3(a)(2) of the Securities Act (an "Exempted Securities Offering"), you shall provide us with such number of copies of each preliminary offering circular, the final offering circular and any supplement thereto relating to each Offering as we may reasonably request. We agree that we will comply with the applicable federal and state laws, and the applicable rules and regulations of any regulatory body promulgated thereunder, governing the use and distribution of offering circulars by brokers or dealers. We agree that in purchasing Securities pursuant to an offering circular we will rely upon no statements whatsoever, written or oral, other than the statements in the final offering circular delivered to us by you. We will not be authorized by the issuer or other seller of Securities offered pursuant to an offering circular or by any Underwriter to give any information or to make any representation not contained in the offering circular in connection with the sale of such Securities.

        (c) OFFER AND SALE TO THE PUBLIC. With respect to any Offering of Securities, you will inform us by a Written Communication of the public offering price, the selling concession, the reallowance (if any) to dealers, and the time when we may commence selling Securities to the public. After such public offering has commenced, you may change the public offering price, the selling concession, and the reallowance to dealers. With respect to each Offering of Securities, until the provisions of this Section 3(c) shall be terminated pursuant to Section 5, we agree to offer Securities to the public only at the public offering price, except that if a reallowance is in effect, a reallowance from the public offering price not in excess of such reallowance may be allowed as consideration for services rendered in distribution to dealers who are actually engaged in the investment banking or securities business, who execute the written agreement prescribed by Rule 2740 of the Rules of Conduct of the National Association of Securities Dealers, Inc. (the "NASD") and who are either members in good standing of the NASD or foreign brokers or dealers not eligible for membership in the NASD who represent to us that they will promptly reoffer such Securities at the public offering price and will abide by the conditions with respect to foreign brokers and dealers set forth in Section 3(f) hereof.

        (d) STABILIZATION AND OVERALLOTMENT. You may, with respect to any Offering, be authorized to over-allot in arranging sales to Selected Dealers, to purchase and sell Securities, any other securities of the issuer of the Securities of the same class and series and any other securities of such issuer that you may designate for long or short account, and to stabilize or maintain the market price of the Securities. We agree not to purchase and sell Securities for which an order from a client has not been received without your consent in each instance. We agree to advise you from time to time upon request, prior to the termination of the provisions of Section 3(c) with respect to any Offering, of the amount of Securities purchased by us hereunder remaining unsold and we will, upon your request, sell to you, for the accounts of the Underwriters, such amount of Securities as you may designate, at the public offering price thereof less an amount to be determined by you not in excess of the concession to dealers. In the event that prior to the later of (i) the termination of the provisions of Section 3(c) with respect to any Offering, or (ii) the covering by you of any short position created by you in connection with such Offering for your account or the account of one or more Underwriters, you purchase or contract to purchase for the account of any of the Underwriters, in the open market or otherwise, any Securities theretofore delivered to us, you reserve the right to withhold the above-mentioned concession to dealers on such Securities if sold to us at the public offering price, or if such concession has been allowed to us through our purchase at a net price, we agree to repay such concession upon your demand, plus in each case any taxes on redelivery, commissions, accrued interest, and dividends paid in connection with such purchase or contract to purchase.

        (e) OPEN MARKET TRANSACTIONS. We agree to abide by Regulation M under the Exchange Act and we agree not to bid for, purchase, attempt to purchase, or sell, directly or indirectly, any Securities, any other Reference Securities (as defined in Regulation M) of the issuer, or any other securities of such issuer as you may designate, except as brokers pursuant to unsolicited orders and as otherwise provided in this Agreement. If the Securities are common stock or securities convertible into common stock, we agree not to effect, or attempt to induce others to effect, directly or indirectly, any transactions in or relating to any stock of such issuer, except to the extent permitted by Rule 101 of Regulation M under the Exchange Act.

        (f) NASD. We represent that we are actually engaged in the investment banking or securities business and we are either (i) a member in good standing of the NASD, (ii) if not such a member, a foreign dealer not eligible for membership, or (iii) solely in connection with an Exempted Securities Offering, a bank, as defined in Section 3(a)(6) of the Exchange Act, that does not otherwise fall within provision (i) or (ii) of this sentence (a "Bank"). If we are a member as described in (i), we agree that in making sales of the Securities we will comply with all applicable interpretative materials and Conduct Rules of the NASD, including, without limitation, Conduct Rules 2740 (relating to Selling Concessions, Discounts and Other Allowances) and 2790 (relating to New Issues). If we are a foreign dealer as described in (ii), we agree not to offer or sell any Securities in the United States of America, its territories or its possessions or to persons who are citizens thereof or residents therein (other than through you), and in making sales of Securities outside the United States of America we agree to comply as though we were a member with Conduct Rules 2730 (relating to Securities Taken in Trade), 2740 (relating to Selling Concessions), 2750 (relating to Transactions with Related Persons) and 2790 (relating to New Issues) as though we were such a member and to comply with Conduct Rule 2420 (relating to Dealing with Non-Members) as it applies to a nonmember broker or dealer in a foreign country. In connection with an Exempted Securities Offering, if we are a Bank, we agree to also comply, as though we were an NASD member, with the provision of Rules 2730, 2740 and 2750 of the Conduct Rules. We further represent, by our participating in an Offering, that we have provided to you all documents and other information required to be filed with respect to us, any related person or any person associated with us or any such related person pursuant to the supplementary requirements of the NASD's interpretation with respect to review of corporate financing as such requirements relate to such Offering.

                We further agree that, in connection with any purchase of Securities from you that is not otherwise covered by the terms of this Agreement (whether you are acting as manager, as member of an underwriting syndicate or a selling group or otherwise), if a selling concession, discount or other allowance is granted to us, the preceding paragraph will be applicable.

        (g) RELATIONSHIP AMONG UNDERWRITERS AND SELECTED DEALERS. You may buy Securities from or sell Securities to any Underwriter or Selected Dealer and, with your consent, the Underwriters (if any) and the Selected Dealers may purchase Securities from and sell Securities to each other at the public offering price less all or any part of the concession. We are not authorized to act as agent for you or any Underwriter or the issuer or other seller of any Securities in offering Securities to the public or otherwise. Nothing contained herein or in any Written Communication from you shall constitute the Selected Dealers partners with you or any Underwriter or with one another. If the Selected Dealers, among themselves or with the Underwriters, should be deemed to constitute a partnership for federal income tax purposes, then we elect to be excluded from the application of Subchapter K, Chapter 1, Subtitle A of the Internal Revenue Code of 1986 and agree not to take any position inconsistent with that election. We authorize you, in your discretion, to execute and file on our behalf such evidence of that election as may be required by the Internal Revenue Service. Neither you nor any Underwriter shall be under any obligation to us except for obligations assumed hereby or in any Written Communication from you in connection with any Offering. In connection with any Offering, we agree to pay our proportionate share of any tax, claim, demand, or liability asserted against us, and the other Selected Dealers or any of them, or against you or the Underwriters, if any, based on any claim that such Selected Dealers or any of them constitute an association, unincorporated business, or other separate entity, including in each case our proportionate share of any expense incurred in defending against any such tax, claim, demand, or liability.

        (h) BLUE SKY LAWS. Upon application to you, you will inform us as to the jurisdictions in which you believe the Securities have been qualified for sale or are exempt under the respective securities or "blue sky" laws of such jurisdictions. We understand and agree that compliance with the securities or "blue sky" laws in each jurisdiction in which we shall offer or sell any of the Securities shall be our sole responsibility and that you assume no responsibility or obligations as to the eligibility of the Securities for sale or our right to sell the Securities in any jurisdiction.

        (i) COMPLIANCE WITH LAW. We agree that in selling Securities pursuant to any Offering (which agreement shall also be for the benefit of the issuer or other seller of such Securities), we will comply with the applicable provisions of the Securities Act and the Exchange Act, the applicable Rules and regulations of the Securities and Exchange Commission thereunder, the applicable Rules and regulations of the NASD, the applicable Rules and regulations of any securities exchange having jurisdiction over the Offering, and the applicable laws, rules and regulations specified in Section 3(c) hereof. Without limiting the foregoing, (a) we agree that, at all times since we were invited to participate in an Offering of Securities, we have complied with the provisions of Regulation M applicable to such Offering, in each case after giving effect to any applicable exemptions and (b) we represent that our incurrence of obligations hereunder in connection with any Offering of Securities will not result in the violation by us of Rule 15c3-1 under the Exchange Act, if such requirements are applicable to us. You shall have full authority to take such action as you may deem advisable in respect of all matters pertaining to any Offering. Neither you nor any Underwriter shall be under any liability to us, except for lack of good faith and for obligations expressly assumed by you in this Agreement; PROVIDED, HOWEVER, that nothing in this sentence shall be deemed to relieve you from any liability imposed by the Securities Act.

        (j) BEST EFFORTS OFFERINGS. If you communicate to us that a particular offering is being made on a best efforts basis, then the terms in this Section 3(j) apply and other inconsistent terms in this Agreement do not apply.

                (i) The offering will be a best efforts offering. The offering also will be contingent and involve a closing only after receipt of necessary documentation from the issuer and satisfaction of other conditions, if any, specified in the prospectus or offering circular and the agency or engagement agreement with you and the issuer. The offering is designed to comply with applicable SEC rules, including Rules 15c2-4, 10b-9, and 15c6-1. See NASD Notice to Members 98-4, 87-61 and 84-7.

                (ii) We represent and agree that we shall take necessary steps to comply with SEC Rules 15c2-4, 10b-9 and 15c6-1, including, but not limited to, depositing funds in a complying special account if funds are received before all closing conditions have been met. We also represent that we are aware that those who purchase in this best efforts offering are subject to the investor purchase limitations described in the prospectus or offering circular.

        (4) INDEMNIFICATION. We agree to indemnify and hold harmless Ryan Beck, the issuer of the Securities, each person, if any, who controls (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) Ryan Beck or the issuer of the Securities, and their respective directors, officers and employees from and against any and all losses, liabilities, costs or claims (or actions in respect thereof) (collectively, "Losses") to which any of them may become subject (including all reasonable costs of investigating, disputing or defending any such claim or action), insofar as such Losses arise out of or are in connection with the breach of any representation, warranty or agreement made by us herein.

                If any claim, demand, action or proceeding (including any governmental investigation) shall be brought or alleged against an indemnified party in respect of which indemnity is to be sought against an indemnifying party, the indemnified party shall promptly notify the indemnifying party in writing, and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnified party may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to such indemnified party or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is agreed that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate law firm (in addition to local counsel where necessary) for all such indemnified parties. Such firm shall be designated in writing by the indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                The indemnity agreements contained in this Section and the representations and warranties by us in this Agreement shall remain operative and in full force and effect regardless of: (i) any termination of this Agreement, (ii) any investigation made by an indemnified party or on such party's behalf or any person controlling an indemnified party or by or on behalf of the indemnifying party, its directors or officers or any person controlling the indemnifying party, and (iii) acceptance of and payment for any Securities.

        (5) TERMINATION; SUPPLEMENTS AND AMENDMENTS. This Agreement may be terminated by either party hereto upon five business days' written notice to the other party; provided that with respect to any Offering for which a Written Communication was sent and accepted prior to such notice, this Agreement as it applies to such Offering shall remain in full force and effect and shall terminate with respect to such Offering in accordance with the last sentence of this Section. This Agreement may be supplemented or amended by you by written notice thereof to us, and any such supplement or amendment to this Agreement shall be effective with respect to any Offering to which this Agreement applies after the date of such supplement or amendment. Each reference to "this Agreement" herein shall, as appropriate, be to this Agreement as so amended and supplemented. The terms and conditions set forth in Sections 3(c) and (e) with regard to any offering will terminate at the close of business on the thirtieth day after the date of the initial public offering of the Securities to which such Offering relates, but such terms and conditions, upon notice to us, may be terminated by you at any time.

        (6) SUCCESSORS AND ASSIGNS. This Agreement shall be binding on, and inure to the benefit of, the parties hereto and other persons specified or indicated in Section 1, and the respective successors and assigns of each of them.

        (7) GOVERNING LAW. This Agreement and the terms and conditions set forth herein with respect to any Offering together with such supplementary terms and conditions with respect to such Offering as may be contained in any Written Communication from you to us in connection therewith shall be governed by, and construed in accordance with, the laws of the State of New Jersey without regard to conflicts of laws principles.

        By signing this Agreement we confirm that our subscription to, or our acceptance of any reservation of, any Securities pursuant to an Offering shall constitute (i) acceptance of and agreement to the terms and conditions of this Agreement (as supplemented and amended pursuant to Section 5) together with and subject to any supplementary terms and conditions contained in any Written Communication from you in connection with such Offering, all of which shall constitute a binding agreement between us and you, individually, or as representative of any Underwriters, (ii) in confirmation that our representations and warranties set forth in Section 3 are true and correct at that time and (iii) confirmation that our agreements set forth in Sections 2 and 3 have been and will be fully performed by us to the extent and at the times required thereby.

                                        Very truly yours,


                                        _________________________________
                                        (Name of Firm)


                                        By: _____________________________

Confirmed, as of the date
first above written.

RYAN, BECK & CO., INC.



By: ________________________
    Robin Suskind
    Managing Director

                                        Execution Date: _________________